EX-23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc. Consulting Agreement of our report dated March 15, 2001, with respect to the financial statements and schedules of View Systems, Inc. included in its Annual Report on form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                      /s/ Stegman & Company
Baltimore, Maryland                                  ---------------------------
February 4, 2002                                     Stegman & Company